EXHIBIT 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Mitch Haws
(949) 231-3061	(949) 231-3223

Skyworks Acquires Remaining Interest in
Filter Joint Venture with Panasonic

Strategically Positions Company to Meet Growing Demand
for Highly Integrated Solutions Requiring Filters

WOBURN, Mass., Aug. 3, 2016 – Skyworks Solutions, Inc. (NASDAQ: SWKS) an innovator of high performance analog semiconductors connecting people, places and things, today announced that for $76.5 million, it has acquired the remaining 34 percent interest it did not already own in the filter joint venture it created with Panasonic in 2014. At the core of the joint venture was Panasonic’s engineering and process talent, expertise in filter design and leading edge products, as well as 412 fundamental filter patents and patent applications for surface acoustic wave (SAW) and temperature compensated (TC) SAW devices. In August 2015, Skyworks expanded its production capacity with the addition of a 405,000 square foot facility in Osaka to help meet the growing demand for highly integrated solutions leveraging filter technology. To date, total production has exceeded more than two billion filters. The acquisition is not expected to impact Skyworks’ consolidated financial statements as operations have been consolidated with Skyworks’ financial statements since the date of the initial joint venture.
“With this acquisition, Skyworks has strengthened its leadership position as one of the world’s largest providers of high performance, integrated-filter solutions,” said Liam K. Griffin, president and chief executive officer of Skyworks. “Given the proliferation of frequency bands, the addition of LTE capabilities and market demand for always-on connectivity, the need for filters has never been higher. Our strategic investment uniquely enables us to deliver end-to-end solutions for some of the fastest growing and most demanding applications in the world requiring high performance filter technology. Together with external partners, we are successfully addressing the low, mid and high band performance requirements across premium smartphones and IoT applications.”
According to a recent Research and Markets report, the global radio frequency filter market is expected to grow at a CAGR of 15 percent during the period 2016-2020 and the rise in the number of frequency bands, modulation schemes and power amplifier modes to support increased mobile data traffic is resulting in high RF front-end complexity.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution.  Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.
Headquartered in Woburn, Massachusetts, Skyworks is a global company with engineering, marketing, operations, sales, and service facilities located throughout Asia, Europe and North America.  For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement
This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends). Forward-looking statements can often be identified by words such as "anticipates," "expects," "forecasts," "intends," "believes," "plans," "may," "will," or "continue," and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: uncertainty regarding global economic and financial market conditions; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers', products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; changes in laws, regulations and/or policies that could adversely affect either (i) the economy and our customers’ demand for our products or (ii) the financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third-party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter-than-expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.